Exhibit 99.1

WCA Waste Corporation Announces the Acquisition of Blount Recycling

    HOUSTON--(BUSINESS WIRE)--Sept. 7, 2004--WCA Waste Corporation (Nasdaq:WCAA) announced today that it has completed the acquisition of Blount Recycling, L.L.C. and related entities ("Blount") which includes a landfill, three collection companies and two transfer facilities.
    The 240-acre landfill is located 20 miles north of Birmingham in Trafford, Alabama. There are 130 acres permitted to accept construction and demolition debris having 28 years of remaining life at current volumes.
    The collection companies are located in Birmingham, Huntsville and Tuscaloosa and include 30 trucks servicing approximately 750 customers. All of the waste collected is either currently internalized into the Blount landfill or will be internalized into the WCA-owned Fines Landfill located approximately 45 miles southeast of Birmingham.
    Tom J. Fatjo, Jr. stated, "WCA is very excited about the opportunity that exists in the metropolitan Birmingham area which has a population of nearly one million. With two landfills in the area, we plan on building our presence by adding customers and seeking additional acquisitions whose waste can be internalized into our landfills."
    WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consist of fourteen landfills, twelve transfer stations and seventeen collection operations located throughout Alabama, Arkansas, Kansas, Missouri, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA."

    Safe Harbor for Forward-Looking Statements

    This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. Such statements include, but are not limited to, statements about the benefits of the acquisition described in this release, including plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in our Quarterly Report on Form 10-Q with respect to the quarterly period ending on June 30, 2004. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

    CONTACT: WCA Waste Corporation, Houston
             Tommy Fatjo, 713-292-2400